EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to (a) the Registration Statement on Form S-3 (333-97341), as amended, and the Prospectus contained therein, (b) the Registration Statement on Form S-3 (333-49528), as amended, and the Prospectus contained therein, (c) the Registration Statement on Form S-3 (333-1044), as amended, and the Prospectus contained therein, (d) the Registration Statement on Form S-3 (033-55792-NY), as amended, and the Prospectus contained therein, (e) the Registration Statement on Form S-8 (333-01048), as amended, and the Prospectus contained therein, (f) the Registration Statement on Form S-3 (333-69311), as amended, and the Prospectus contained therein, (g) the Registration Statement on Form S-3 (333-30054) and the Prospectus contained therein, (h) the Registration Statement on Form S-3 (333-32642) and the Prospectus contained therein, (i) the Registration Statement on Form S-8 (333-31832) and the Prospectus contained therein, and (j) the Registration Statement on Form S-3 (333-69134) and the Prospectus contained therein, of our report dated September 4, 2003, except for Note 20 as to which the date is September 8, 2003, relating to the financial statements which appear in this Form 10-K of Greg Manning Auctions, Inc.



/s/ Amper, Politziner & Mattia P.C.

Edison, New Jersey
September 11, 2003